EXHIBIT 99.1

This statement on Form 4 is filed jointly by each of the undersigned. The principal business address of each of these reporting persons is c/o Sageview Capital LP, 55 Railroad Avenue, First Floor, Greenwich, Connecticut 06830

Name of Designated Filer: Sageview Capital Partners (A), L.P.

Date of Event Requiring Statement: February 15, 2019

Issuer Name: Avalara, Inc. [AVLR]

SAGEVIEW CAPITAL PARTNERS (A), L.P.

By:	Sageview Capital GenPar, Ltd., its General Partner

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Director

SAGEVIEW CAPITAL PARTNERS (B), L.P.

By:	Sageview Capital GenPar, Ltd., its General Partner

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Director

SAGEVIEW PARTNERS (C) (MASTER), L.P.

By:	Sageview Capital GenPar, Ltd., its General Partner

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Director

SAGEVIEW CAPITAL GENPAR, LTD.

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Director

SAGEVIEW CAPITAL GENPAR, L.P.

By:	Sageview Capital MGP, LLC, its General Partner

By:	/s/ Edward A. Gilhuly
Name: Edward A. Gilhuly
Title: Co-President